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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Gray Communications Systems, Inc. on Form S-4 of our report on the consolidated financial statements of Stations Holding Company, Inc. and Subsidiaries dated March 15, 2002 except for the subsequent events described in Note Q as to which the date is June 4, 2002, appearing in the Report on Form 8-K dated July 17, 2002.

We also consent to the reference to our Firm under the caption "Independent Accountants" in such Registration Statement.


/s/ McGladrey & Pullen, LLP



Rockford, Illinois
July 17, 2002